                                                                   Exhibit 23(a)


Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of American Business Products, Inc. on Form S-8 of our reports dated February 24, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Business Products, Inc. for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 8, 1995